Exhibit 31.1
Rule 13a-14(d) Certification

I, In-Young Chase, certify that:

1.           I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2001-6;

2.           Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.           Based on my knowledge, and except as disclosed in the respective Compliance Statements of U.S. Bank National Association (“U.S. Bank”) as successor-in-interest to Bank of America, National Association (“BANA”), and BANA as successor by merger to LaSalle Bank National Association (collectively, the “trustees”), the distribution or servicing information required to be provided to the depositor by the trustees under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports; and

4.           I am responsible for reviewing the activities performed by the depositor and the trustees under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the Compliance Statements, the depositor and trustees have each fulfilled their obligations under that agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: (i) U.S. Bank as successor-in-interest to BANA and its officers and agents and (ii) BANA as successor by merger to LaSalle Bank National Association and its officers and agents.

By: /s/In-Young Chase
Name: In-Young Chase
Title: Vice President
Date: March 28, 2012